UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011 (May 19, 2011)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant.

University Town Center Loan.  On May 19, 2011, Inland Diversified Norman University, L.L.C. (the “University Subsidiary”), a wholly owned subsidiary of Inland Diversified Real Estate Trust, Inc.’s (referred to herein as “us,” “we,” “our” or the “Company”), entered into a loan in an aggregate principal amount equal to approximately $22.2 million with JPMorgan Chase Bank, National Association.  The loan is secured by a first priority mortgage on the University Town Center retail center, located in Norman, Oklahoma, and bears interest at a rate equal to 5.475% per annum.  The loan has a ten-year term, maturing on June 1, 2021, and requires the University Subsidiary to make monthly payments of interest only, provided that if the University Subsidiary does not pay down the principal to $18.69 million by October 1, 2011, it will be required to make monthly payments of both principal and interest.  The loan may be prepaid, in full, but not in part, any time after July 1, 2013, provided, however, that if the prepayment occurs before the date that is three months prior to the maturity date, the University Subsidiary will be required to pay a prepayment premium.  In addition, on any date on or before October 1, 2011, the University Subsidiary has a one-time right to prepay a portion of the debt in order to reduce the outstanding principal balance to $18.69 million.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.  In the event that an event of default has occurred and is continuing, the loan will accrue interest at a rate equal to the lesser of the maximum legal interest rate or 10.475% per annum.

The loan is non-recourse to the University Subsidiary.  We have guaranteed the obligations or liabilities of the University Subsidiary to the lender for any losses, costs or damages arising out of or in connection with any fraud or intentional misrepresentation, gross negligence or willful misconduct, material physical waste of the property and the breach of any representation or warranty concerning environmental laws, among other things.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4, which are incorporated into this Item 2.03 by reference.

Item 8.01

Other Events.

Credit Facility.  On May 20, 2011, we used the proceeds from our mortgage loans to repay the full amount of the $21.0 million drawn under our credit facility.  As of May 25, 2011, we had no amounts drawn under this credit facility, including under the swing line of credit.

The Village at Bay Park Loan.  On May 16, 2011, our wholly owned subsidiary, Inland Diversified Ashwaubenon Bay Park, L.L.C. (the “Bay Park Subsidiary”), entered into a loan in an aggregate principal amount equal to approximately $9.2 million with Wells Fargo National Bank, National Association.  The loan is secured by a first priority mortgage on the Village at Bay Park retail shopping center, located in Ashwaubenon, Wisconsin, and bears interest at a rate equal to 5.58% per annum.  The loan has a ten-year term, maturing on June 1, 2021, and requires the Bay Park Subsidiary to make monthly payments of interest only.  The loan may be prepaid, in full, but not in part, any time after March 1, 2021.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.  In the event that an event of default has occurred and is continuing, the loan will accrue interest at a rate equal to the lesser of the maximum legal interest rate or 10.58% per annum.

The loan is non-recourse to the Bay Park Subsidiary.  We have guaranteed the obligations or liabilities of the Bay Park Subsidiary to the lender for any losses, costs or damages arising out of or in connection with any fraud or intentional misrepresentation, gross negligence or willful misconduct, material physical waste of the property and the breach of any representation or warranty concerning environmental laws, among other things.

Pick N Save Grocery Store Acquisition. On May 5, 2011, we, through Inland Diversified Burlington Milwaukee, L.L.C. (the “Pick N Save Subsidiary”), a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 48,403 square foot single-tenant retail building located in Burlington, Wisconsin, known as “Pick N Save Grocery Store.”  We funded the purchase price with proceeds from our offering, and concurrent with closing entered into a loan secured by a first priority mortgage on the property, in an aggregate principal amount equal to approximately $4.5 million.  The terms of this loan are described below under “Pick N Save Grocery Store Loan.”

The cap rate for Pick N Save Grocery Store is approximately 7.9%.  We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income, or “NOI,” existing at the date of acquisition, by the contract purchase price of the property.  NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.

In deciding to acquire this property, we considered the following:

Leasing Activity

•

Pick N Save Grocery Store is 100% leased to Roundy’s Foods through 2029.

•

The property was constructed in 2009.

Location

•

The property is located in Burlington, Wisconsin, with frontage on Milwaukee Avenue, which serves as the major north/south artery in the local area.

•

The property is approximately 3.5 miles west of Highway 83/11, the major north-south thoroughfare in the county.

Demographics

•

Within a three-mile radius of the property, the population is approximately 15,300 and the estimated average household income is approximately $66,900.

•

Within a five-mile radius of the property, the population is approximately 22,200 and the estimated average household income is approximately $70,500.

We believe that Pick N Save Grocery Store is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property. There are three competitive properties located within approximately five miles of the property.

Pick N Save Grocery Store Loan. On May 5, 2011, the Pick N Save Subsidiary entered into a loan in an aggregate principal amount equal to approximately $4.5 million with JPMorgan Chase Bank, National Association.  The loan is secured by a first priority mortgage on the Pick N Save Grocery Store, located in Burlington, Wisconsin, and has a thirty-year term, maturing on June 1, 2041.  Until June 1, 2021, the anticipated repayment date, the loan bears interest at a rate equal to 5.425% per annum and requires the Pick N Save Subsidiary to make monthly payments of interest only.  On each payment date occurring on or after June 1, 2021, the Pick N Save Subsidiary will be required to pay both principal and interest, calculated based on a twenty-year amortization schedule, and the loan will accrue interest at a rate equal to 3.0% per annum plus the greater of (i) 5.425% or (ii) the then-current ten-year swap yield (as determined by the lender) plus 2.0% per annum, provided that the rate will not exceed 10.425% per annum.  The loan may be prepaid, in full, but not in part, any time after July 1, 2013, provided, however, that if the prepayment occurs before the date that is three months prior to the maturity date, the Pick N Save Subsidiary will be required to pay a prepayment premium.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.  In the event that an event of a default has occurred and is continuing, the loan will accrue interest at a rate equal to the lesser of the maximum legal interest rate or 10.425% per annum.

The loan is non-recourse to the Pick N Save Subsidiary and our company.  We have guaranteed the obligations and liabilities of the Pick N Save Subsidiary to the lender for any losses, costs or damages arising out of or in connection with any fraud or intentional misrepresentation, gross negligence or willful misconduct, material physical waste of the property and the breach of any representation or warranty concerning environmental laws, among other things.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender

10.2	Promissory Note, dated as of May 19, 2011, by Inland Diversified Norman University, L.L.C. for the benefit of JPMorgan Chase Bank, National Association

10.3	Guaranty Agreement, dated as of May 19, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association

10.4

Environmental Indemnification Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C. and Inland Diversified Real Estate Trust, Inc. in favor of JPMorgan Chase Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	May 25, 2011	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender

10.2	Promissory Note, dated as of May 19, 2011, by Inland Diversified Norman University, L.L.C. for the benefit of JPMorgan Chase Bank, National Association

10.3	Guaranty Agreement, dated as of May 19, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association

10.4

Environmental Indemnification Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C. and Inland Diversified Real Estate Trust, Inc. in favor of JPMorgan Chase Bank, National Association